EXHIBIT 10.23(b)

AMENDMENT NO. 2 TO

RESTRICTED STOCK AGREEMENT

WHEREAS, Reliant Pharmaceuticals, Inc, a Delaware corporation (the “Company”), and Ernest Mario (“Participant”) are parties to a  Restricted Stock Agreement dated November 15, 2005, as amended (the “Restricted Stock Agreement”) governing the grant of 425,000 shares of common stock, $.01 par value of the Company pursuant to the Reliant Pharmaceuticals 2004 Equity Incentive Plan; and

WHEREAS, the Company and Participant mutually desire to amend the Restricted Stock Agreement.

NOW THEREFORE, the Company and Participant hereby amend the Restricted Stock Agreement effective as of the date hereof as follows:

1.                                       Amendment to Section 6(a) – Limitations on Transfer. Section 6(a) of the Restricted Stock Agreement is hereby deleted, and amended and restated in its entirety to read as follows:

(a)                                  Transfer. Participant may transfer the Restricted Shares subject only to the restrictions contained in this Section 6 and the Stockholders’ Agreement; provided however, no Restricted Shares may be transferred (i) to a direct competitor of the Company and its Subsidiaries as determined by the Board of Directors or (ii) for consideration other than cash.

2.                                       No Other Amendments. In all other regards the Restricted Stock Agreement shall remain in full force and effect as written.

RELIANT PHARMACEUTICALS, INC.	PARTICIPANT

By:
Ernest Mario
Its:	Dated: December 17, 2006

Dated: December 17, 2006